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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                            INFORMATION REQUIRED IN
                                PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant   /X/

     Filed by a party other than the registrant   / /

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             COMERICA INCORPORATED
                (Name of registrant as specified in its charter)
                                BYRON S. COLLIER
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3)

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4) Proposed maximum aggregate value of transaction:

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:

        (2) Form, schedule or registration statement no.:

        (3) Filing party:

        (4) Date filed:
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

                                [COMERICA LOGO]

                                   Notice of

                         Annual Meeting of Shareholders

                                      and

                                Proxy Statement

                                      1994

                               [COMERICA LOGO]

                        COMERICA TOWER AT DETROIT CENTER

                            DETROIT, MICHIGAN 48226

                                                                  April 15, 1994

Dear Shareholder,

     You are cordially invited to attend the 1994 Annual Meeting of Shareholders of Comerica Incorporated, which will be held at 10:00 a.m., on Friday, May 20, 1994 at the Renaissance Conference Center, Renaissance Center, Level 2, Tower 300, Detroit, Michigan. Registration will begin at 9:00 a.m.

     We are pleased to enclose our Notice of Annual Meeting, Proxy Statement and Form of Proxy. The Notice of Annual Meeting and Proxy Statement provide information pertaining to the matters to be considered and acted upon at the meeting. Our Annual Report, which was mailed separately and which you should already have received, summarizes major developments during 1993 and includes our 1993 financial statements.

     Your continuing interest in the business of Comerica Incorporated is appreciated, and we hope you will attend the Annual Meeting. We believe that the Annual Meeting provides an excellent opportunity for shareholders to become better acquainted with Comerica Incorporated and its Directors and officers.

     Whether or not you are personally present, it is important that your shares be represented at the meeting. Accordingly, please sign, date, and mail the enclosed Proxy promptly. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, IT IS NOT NECESSARY TO SPECIFY YOUR CHOICES. YOU MAY MERELY SIGN, DATE, AND RETURN THE ENCLOSED PROXY.

                                          Sincerely,

                                          /s/Eugene A. Miller

                                          Eugene A. Miller
                                          Chairman and Chief Executive Officer

                                [COMERICA LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1994

     NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders of Comerica Incorporated will be held at the Renaissance Conference Center, Renaissance Center, Level 2, Tower 300, Detroit, Michigan, on Friday, May 20, 1994 at 10:00 a.m., local time, for the following purposes:

     1. To elect four individuals to Class I of the Board of Directors for a term of three years until the 1997 Annual Meeting of Shareholders.

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 23, 1994, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for examination, during ordinary business hours, at the Corporate Legal Department of the Corporation, 33rd Floor, Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan, for the 10 days prior to the Annual Meeting.

     You are cordially invited to attend the Annual Meeting in person. If you do not expect to be present, however, please sign and date the enclosed Proxy and mail it to the addressee specified on the return envelope enclosed for that purpose. It will assist us in preparing for the Annual Meeting if shareholders who do not expect to attend in person will return their signed Proxies promptly, whether they own few or many shares.

                                       By Order of the Board of Directors,

                                       /s/Judith C. Lalka Dart

                                       Judith C. Lalka Dart
                                       Executive Vice President, General
                                       Counsel and Secretary
April 15, 1994

                                [COMERICA LOGO]

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1994

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Comerica Incorporated (the "Corporation") of the accompanying Proxy to be used at the Annual Meeting of Shareholders of the Corporation (the "Annual Meeting") and any adjournment or adjournments of the Annual Meeting. The Annual Meeting will be held on May 20, 1994 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     This Proxy Statement, a Proxy, and the Notice of Annual Meeting will be mailed to shareholders beginning on April 15, 1994. The Corporation's Annual Report for the year ending December 31, 1993 was previously mailed to shareholders.

     The mailing address of the principal office of the Corporation is Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226.

     Only shareholders of record at the close of business on March 23, 1994 will be entitled to notice of and be eligible to vote at the Annual Meeting. As of March 23, 1994, there were 114,294,219 shares of Common Stock of the Corporation outstanding. Each holder of record of Common Stock outstanding at the close of business on March 23, 1994 is entitled to one vote for each share held. The Common Stock constitutes the only security of the Corporation whose holders are entitled to vote upon the proposals to be presented at the Annual Meeting. Holders of Common Stock vote together as a single class on all matters which come before the Annual Meeting. A majority of the outstanding shares of Common Stock of the Corporation as of the record date must be present in person or by proxy at the Annual Meeting for a quorum to exist for the purpose of conducting business. If a quorum is present at the Annual Meeting, a majority of those shares represented at the Annual Meeting must be voted "FOR" the election of a Director for that Director to be elected to serve on the Board of Directors of the Corporation. In tabulating the vote, broker non-votes will have the same effect as a vote to withhold authority for the election of directors.

     Shares represented by properly executed Proxies which are received by the Corporation will be voted at the Annual Meeting in the manner which they specify. If no instructions are specified in a Proxy, the shares represented by that Proxy will be voted "FOR" the election of the nominees for

Class I Directors presented in this Proxy Statement. Any Proxy may be revoked by the person who submits it at any time before it is voted at the Annual Meeting.

     The cost of soliciting Proxies will be borne by the Corporation. The solicitation of Proxies will be made primarily by mail. The Corporation also will use the services of Georgeson & Company Inc., a proxy solicitation firm, at a cost not to exceed $7,500 plus expenses. Proxies may also be solicited by officers and regular employees of the Corporation and its subsidiaries personally, and by telephone, facsimile or other means. No additional compensation will be paid to officers and employees for soliciting Proxies, nor will their efforts result in more than a minimal cost to the Corporation. Arrangements may also be made directly by the Corporation with banks, brokerage houses, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by them and to obtain authorization for the execution of Proxies. The Corporation may reimburse institutional holders for reasonable expenses they incur in connection with this solicitation.

                             ELECTION OF DIRECTORS

     In accordance with the Corporation's Restated Certificate of Incorporation, the Board of Directors (the "Board") is divided into three classes. Each year, on a rotating basis, the terms of office of the Directors in one of the three classes expires. Successors to the class of Directors whose terms expire are elected for a three-year term. The Directors whose terms expire at the 1994 Annual Meeting of Shareholders are those Directors who are members of Class I ("Class I Directors").

     Pursuant to the Corporation's Bylaws, the Directors Committee of the Board of Directors has by resolution nominated four individuals for election as Class I Directors at the 1994 Annual Meeting of Shareholders. Those individuals are E. Paul Casey, Max M. Fisher, John D. Lewis and Howard F. Sims. All nominees have agreed to stand for election as a Director of the Corporation. All of the nominees for Class I Directors have previously been elected as Directors of either the Corporation or Manufacturers National Corporation (which was merged with the Corporation on June 18, 1992) by their respective shareholders and, with the exception of John D. Lewis, were approved as Directors of the Corporation in the shareholder votes approving the merger of the Corporation and Manufacturers National Corporation. If any nominee is unable to serve, which is not anticipated, the number of Directors to be elected at the Annual Meeting of Shareholders may be reduced by the number of nominees unable to serve, provided no substitute is recommended by the Directors Committee.

     On the basis of information presently available to the Board of Directors, only the four persons named above as nominees will be nominated for election as Directors at this year's Annual Meeting. Shares represented by Proxies in the accompanying form will be voted for the election of such nominees unless a contrary direction is indicated. If any of the nominees should be unable to serve, the Proxies may be voted for the election of such other person or persons as the Directors Committee may recommend.

     Those persons who are elected Class I Directors at the 1994 Annual Meeting of Shareholders will hold office for three years. Their terms will expire at the 1997 Annual Meeting of Shareholders or upon the election and qualification of their successors.

INFORMATION CONCERNING NOMINEES AND INCUMBENT DIRECTORS

     The name and age of each nominee and each incumbent Director, his or her five-year business experience, and the year each became a Director of the Corporation or of Manufacturers National Corporation, according to information furnished by each nominee or incumbent Director, appear below. All Directors and nominees held their present positions for the past five years unless indicated otherwise. The number of shares of Common Stock of the Corporation owned beneficially by each nominee or incumbent Director as of March 23, 1994, according to information furnished by each nominee or incumbent Director, appears in the table in the section labeled "Security Ownership of Certain Beneficial Owners and Management" below.

                          NAME, AGE AND FIVE-YEAR                             DIRECTOR
                            BUSINESS EXPERIENCE                                SINCE
   ------------------------------------------------------------------------------------
                   DIRECTORS, NOMINEES -- FOR TERMS EXPIRING IN 1997
                                  (CLASS I DIRECTORS)

E. PAUL CASEY, 64, Managing General Partner, Metapoint Partners, an
  investment partnership; President of E. Paul Casey Associates
  (1987-1989), investment counseling. Also a director of Wyman-Gordon
  Company..................................................................  1973

MAX M. FISHER, 85, Investor. Also a director of Sotheby's Holdings, Inc.
  and Owens-Illinois, Inc. (Director Emeritus).............................  1973

JOHN D. LEWIS, 45, Vice Chairman (January 1994 to present and January 1990 to June 1992), Executive Vice President (June 1992 to January 1994 and
  1988 through December 1989), Comerica Incorporated; Vice Chairman
  (January 1990 to June 1992), Executive Vice President (1988 through
  1989), Comerica Bank.....................................................  1994
                                                                             (also from
                                                                             1989-1992)

HOWARD F. SIMS, 60, Chairman, Sims-Varner and Associates, Inc., an
  architectural, engineering and planning firm. Also a director of MCN
  Corporation..............................................................  1981

                            NAME, AGE AND FIVE-YEAR                             DIRECTOR
                              BUSINESS EXPERIENCE                                SINCE
- ----------------------------------------------------------------------------------------
                     INCUMBENT DIRECTORS -- TERMS EXPIRING IN 1995
                                  (CLASS II DIRECTORS)
JAMES F. CORDES, 53, Executive Vice President, The Coastal Corporation, a
  diversified energy company; President, American Natural Resources Company, a diversified energy company. Also a director of ANR Pipeline Company, The
  Coastal Corporation, Colorado Interstate Gas Company, Great Lakes Gas
  Transmission Company, and Royal Group, Inc. ..................................
                                                                                  1984
GERALD V. MACDONALD, 55, Retired; Chairman and Chief Executive Officer (June
  1992 to June 1993), Comerica Incorporated; Chairman and Chief Executive
  Officer (1990 to June 1992), President and Chief Executive Officer (1990),
  President (1989), Manufacturers National Corporation; Chairman and Chief
  Executive Officer (1989 to June 1992), President and Chief Executive Officer
  (1988 to 1989), Manufacturers Bank, N.A. .....................................
                                                                                  1984
EUGENE A. MILLER, 56, Chairman and Chief Executive Officer (June 1993 to
  present), President and Chief Operating Officer (June 1992 to June 1993),
  Chairman, President and Chief Executive Officer (January 1990 to June 1992),
  President and Chief Executive Officer (January 1989 to January 1990), Comerica
  Incorporated; Chairman and Chief Executive Officer (June 1992 to present),
  Chairman, President and Chief Executive Officer (December 1991 to June 1992),
  Chairman and Chief Executive Officer (January 1990 to December 1991),
  President and Chief Executive Officer (January 1989 to January 1990), Comerica
  Bank. Also a director of The Detroit Edison Company. .........................
                                                                                  1979
PATRICIA SHONTZ LONGE, PH.D., 60, Economist; Senior Partner, The Longe Company,
  an investment, management and economic consulting company. Also a director of
  Jacobson Stores, Inc., The Detroit Edison Company, Warner-Lambert Company and
  The Kroger Company. ..........................................................
                                                                                  1973

                            NAME, AGE AND FIVE-YEAR                             DIRECTOR
                              BUSINESS EXPERIENCE                                SINCE
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
                     INCUMBENT DIRECTORS -- TERMS EXPIRING IN 1996
                                 (CLASS III DIRECTORS)
J. PHILIP DINAPOLI, 54, Manager, Real Estate Division of the DiNapoli family holdings; Chairman, Citation Insurance Group; Chairman, Comerica California
  Incorporated; Secretary, Sun Garden Packing Co., a food processing company.
  Also a director of San Jose Water Company, Sun Garden Packing Co. and Mayfair
  Packing Co. ..................................................................
                                                                                  1991
WAYNE B. LYON, 61, President and Chief Operating Officer, Masco Corporation,
  manufacturer of diversified household and consumer products. Also a director of Masco Corporation, Payless Cashways, Inc. and Formica Corporation. ........
                                                                                  1986
MICHAEL T. MONAHAN, 55, President (June 1993 to present), Comerica Incorporated;
  President (June 1993 to present), President and Chief Operating Officer (June
  1992 to June 1993), Comerica Bank; President (1990 to June 1992), Vice
  Chairman (1989 to 1990), Manufacturers National Corporation; President and
  Chief Operating Officer (1989 to June 1992), Vice Chairman (1987 to 1989),
  Manufacturers Bank, N.A. Also a director of Jacobson Stores, Inc. ............
                                                                                  1993
ALFRED A. PIERGALLINI, 47, Director, Chairman and Chief Executive Officer
  (December 1989 to present), President and Chief Operating Officer (April 1989 to December 1989), Gerber Products Company, a producer and marketer of baby food, baby care and infant apparel; Senior Vice President, Carnation Co. (1987 to April 1989). Also a director of Gerber Life Insurance Company..............
                                                                                  1991
ALAN E. SCHWARTZ, 68, Partner, Honigman Miller Schwartz and Cohn, Attorneys.
  Also a director of Unisys Corporation, Core Industries Inc., The Detroit
  Edison Company, Handleman Company, Howell Industries, Inc., and Pulte
  Corporation...................................................................
                                                                                  1976

- -------------------------
     Six regular and five special meetings of the Board of Directors and an organization meeting, following the Annual Meeting of Shareholders, were held during 1993. During 1993, all incumbent Directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all Committees of the Board on which they served.

COMMITTEES

     The Corporation has several committees on which members of the Board of Directors serve, including an Executive Committee, an Audit and Legal Committee, a Directors Committee, a

Compensation Committee and a Risk Asset Quality Review Committee. Eugene A. Miller and Michael T. Monahan, as Chairman and President of the Corporation, respectively, are members of all of the Committees of the Board except the Audit and Legal Committee and the Compensation Committee. All Committees are charged to make regular reports to the Board, keep the Board informed on matters that come before them and advise the Board on any development which the Committee believes should have Board consideration.

     The Executive Committee did not meet during 1993 and is currently composed of the following Directors in addition to Mr. Miller (Chairman) and Mr. Monahan:
E. Paul Casey; Max M. Fisher; Wayne B. Lyon; Alfred A. Piergallini; Thomas F. Russell; and Alan E. Schwartz. The responsibilities of the Committee in general are to exercise the authority, powers and duties of the Board in the management of the business and affairs of the Corporation between meetings of the Board.

     The Audit and Legal Committee met three times during 1993 and is currently composed of the following Directors: Dr. Patricia Shontz Longe (Chairman); James
F. Cordes; J. Philip DiNapoli; Donald R. Mandich; Dean E. Richardson; and Howard
F. Sims. The qualification criteria for Directors appointed to the Committee include that they may not be an officer or large customer of the Corporation or its subsidiaries and some members of the Committee must have banking or related financial management expertise. The responsibilities of the Committee are to: recommend to the Board the appointment of the independent accounting firm to be retained to conduct the annual audit of the Corporation; review with the auditors the scope of the annual independent audit and any reports issued in connection with it; review the annual financial statements and the financial reporting process; review the non-audit services performed by the independent auditors to ensure that performance of such services does not impair the independence of the auditors; review the periodic examinations made by regulatory authorities and any replies required in connection with such examinations; review with management at least annually the role and scope of the work performed by the internal auditors, including approval of the annual audit plan and periodic review of the plan status and findings; periodically review the status of any pending litigation which could be costly to the Corporation or seriously affect its reputation; review with management the programs and procedures intended to avoid conflicts of interest, as well as those covering other aspects of business ethics including executive perquisites; review with management the programs and procedures to assure compliance with laws, regulations and corporate policy; review annually the Corporation's disaster protection program; review annually the adequacy of insurance coverage; meet privately, at least annually, with the internal auditor, external auditor, chief financial officer and controller; approve the appointment or dismissal of the general auditor and review periodically the position of the internal audit department within the Corporation; and institute investigations of suspected improprieties including the authority to retain special counsel or other expert assistance at its discretion.

     The Directors Committee met twice during 1993 and is currently composed of the following Directors in addition to Mr. Miller and Mr. Monahan: E. Paul Casey (Chairman); J. Philip DiNapoli; Dr. Patricia Shontz Longe; and Howard F. Sims. The responsibilities of the Committee are to: determine a desirable balance of expertise among Board members; identify qualified candidates to fill Board positions; aid in attracting qualified candidates to the Board; nominate qualified candidates to fill Board vacancies; nominate qualified candidates for election as Directors by the shareholders at the Annual Meeting; recommend to the Board the inclusion of the slate of Director nominees in the Proxy Statement; consider Director nominees proposed by shareholders; evaluate the performance of the members of the Board for conformance with established criteria; review recommended compensation arrangements for members of the Board; and monitor the Board's retirement policy for Directors. Shareholders desiring to propose individuals for consideration as Director nominees by the Directors Committee should contact the Secretary of the Corporation, Judith C. Lalka Dart, at least 30 days prior to a meeting at which Directors are to be elected.

     The Compensation Committee met seven times during 1993 and is currently composed of the following Directors: Alan E. Schwartz (Chairman); Max M. Fisher; Wayne B. Lyon; and Alfred A. Piergallini. The responsibilities of the Committee are to: ensure that the Corporation's executive compensation program will attract, retain and motivate the key officers of the organization; review all aspects of the executive compensation program on an annual basis (which program includes, but is not limited to, executive base salaries, annual and long-term incentives, deferred compensation programs, option and stock award programs, special benefits, executive perquisites and employment, severance and management agreements); recommend annually, for Board approval, the total compensation for the Chief Executive Officer in relation to the Corporation's performance, subject to the Miller Agreement described in the section labeled "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" below, and review and approve management's compensation recommendations for executive officers; administer the Corporation's Long-Term Incentive Plan; and approve compensation parameters for all other officers and staff of the Corporation and its affiliates. The Committee is authorized to hire and seek the advice of outside consultants, as it may reasonably require.

     The Risk Asset Quality Review Committee met three times during 1993 and is currently composed of the following Directors in addition to Mr. Miller and Mr.
Monahan: Thomas F. Russell (Chairman); James F. Cordes; Donald R. Mandich; and Dean E. Richardson. The responsibilities of the Committee are to: review the Corporation's credit quality statistics and compare them with internal management targets and industry data for the Corporation; review and recommend credit policies, as appropriate, and promote the use of sound operating procedures for credit administration throughout the various affiliates of the Corporation; review the methodology for the Allowance for Loan and Lease Loss Reserves for the Corporation and compare the analysis to actual reserve levels; and review the reports submitted by the Corporation's corporate loan review system to monitor compliance with policy and overall performance.

DIRECTORS' COMPENSATION

     Directors who are also employees of the Corporation are excluded from receiving additional compensation for their service on the Board of Directors and its committees. Non-employee Directors receive a quarterly retainer of $3,750 which is paid in advance. Non-employee Directors also receive $1,000 for attending each of the Corporation's Board meetings, and $850 for attending each of the Corporation's Committee meetings. The Chairman of each Committee receives an additional annual retainer of $3,000 (paid in advance $750 each quarter). The Corporation also provides each non-employee Director a $150,000 business travel accidental death and dismemberment insurance benefit through CIGNA. In addition to the meeting fees, board members are reimbursed for all expenses incurred for the purpose of attending a meeting, including airfare, mileage, parking, transportation and hotel. The Corporation currently maintains directors' and officers' liability insurance policies with a primary limit of $20 million and an excess limit of $20 million. The primary limit policy is insured through the Financial Institution Risk Retention Group and the excess limit policy is insured through the Federal Insurance Company (a member of the Chubb Group).

DIRECTORS' RETIREMENT PLAN

     The Corporation maintains a retirement plan for non-employee Directors who retire with at least five years of Board service. The plan provides that a Director shall accrue one month of retirement income credit for each month of Board service not to exceed one hundred twenty months of credit. A Director's monthly retirement benefit shall be equal to one-twelfth of the annual Board retainer fee in effect as of the date of the Director's retirement from the Board, payable for the number of months equal to the number of months the Director accrued retirement income credit, but not beyond the Director's death. A Director becomes vested in the plan after five years of service on the Board of Directors and will begin to receive benefits either upon reaching age 65 or retiring from the Board, whichever occurs later. Payments may commence prior to the Director's attainment of age 65 if he or she retires from the Board prior to attaining age 65 due to illness or disability. This plan also gives full credit to Directors for the years they served on the Board of Directors of Manufacturers National Corporation.

                              GENERAL INFORMATION

EXECUTIVE OFFICERS OF THE CORPORATION

     Below is a current listing of Executive Officers of the Corporation setting forth their name, age, five-year business experience and year each became an Executive Officer of the Corporation. As used herein, the term "Executive Officers" of the Corporation means those officers designated as executive officers by the Corporation's Board of Directors, and includes the Chairman, President,

Chief Financial Officer, Chief Accounting Officer, Secretary, and officers in charge of principal business units or who perform significant policy making functions of the Corporation, and includes persons who hold officer titles from the Corporation's subsidiaries. Executive Officer appointments are made or reaffirmed annually at the organization meeting of the Board of Directors held immediately following the Annual Meeting. At its regular meetings, the Board may also make other Executive Officer appointments. With regard to the Executive Officers' five-year business experience, please note that Comerica Bank, Comerica Bank-California, Comerica Bank-Illinois, Comerica Bank-Texas and Comerica Bank & Trust, F.S.B. are wholly-owned subsidiaries of the Corporation, that Manufacturers National Corporation was merged with the Corporation on June 18, 1992, and that Manufacturers Bank, N.A. and Affiliated Bank were wholly-owned subsidiaries of Manufacturers National Corporation.

                                                                                    YEAR BECAME
                                                                                     EXECUTIVE
           NAME               AGE           FIVE-YEAR BUSINESS EXPERIENCE             OFFICER
- -----------------------------------------------------------------------------------------------
Joseph J. Buttigieg, III...   48     Executive Vice President (June 1992 to            1992
                                     present), Comerica Bank; Executive Vice
                                     President (1990 to June 1992), Senior Vice
                                     President (1988 to 1990), Manufacturers
                                     Bank, N.A.

Richard A. Collister.......   49     Executive Vice President (November 1992 to        1992
                                     present), Comerica Incorporated; Executive
                                     Vice President (May 1993 to present)
                                     Comerica Bank; First Vice President (1989 to
                                     November 1992), Merrill Lynch & Co.; Vice
                                     President (1977 to 1989), Chase Manhattan
                                     Bank, N.A.

Robert L. Condon...........   56     Executive Vice President (July 1986 to            1986
                                     present), Comerica Incorporated; Executive
                                     Vice President (1986 to June 1992), Comerica
                                     Bank.

Judith C. Lalka Dart.......   46     Executive Vice President, General Counsel         1992
                                     and Corporate Secretary (November 1992 to
                                     present), Senior Vice President, General
                                     Counsel and Corporate Secretary (1985 to
                                     November 1992), Comerica Incorporated;
                                     Executive Vice President, General Counsel
                                     and Corporate Secretary/Cashier (December
                                     1992 to present), Senior Vice President,
                                     General Counsel and Corporate
                                     Secretary/Cashier (1985 to December 1992),
                                     Comerica Bank.

                                                                                    YEAR BECAME
                                                                                     EXECUTIVE
           NAME               AGE           FIVE-YEAR BUSINESS EXPERIENCE             OFFICER
- -----------------------------------------------------------------------------------------------
George C. Eshelman.........   41     Executive Vice President (January 1994 to         1994
                                     present), Senior Vice President (1986 to
                                     1989), Comerica Incorporated; Executive Vice
                                     President (January 1994 to present), Senior
                                     Vice President (1986 to January 1994),
                                     Comerica Bank.

Douglas W. Fiedler.........   47     President and Chief Executive Officer (May        1993
                                     1993 to present), Comerica Bank & Trust,
                                     F.S.B.; First Vice President (1989 to May
                                     1993), Comerica Bank.

J. Michael Fulton..........   45     President and Chief Executive Officer (July       1993
                                     1993 to present), Executive Vice President
                                     (July 1990 to July 1993), Comerica
                                     Bank-California; Senior Vice President (1988
                                     to July 1990), Comerica Incorporated.

Charles L. Gummer..........   47     President and Chief Executive Officer (1990       1992
                                     to present), Executive Vice President (1988
                                     to 1990), Comerica Bank-Texas; Senior Vice
                                     President (1987 to June 1992), Comerica
                                     Incorporated and Comerica Bank.

Robert A. Herdoiza.........   61     Executive Vice President (June 1992 to            1992
                                     present), Comerica Bank; Executive Vice
                                     President (1982 to June 1992), Manufacturers
                                     Bank, N.A.

Arthur W. Hermann..........   49     Senior Vice President and Controller (1987        1992
                                     to present), Comerica Incorporated; Senior
                                     Vice President and Controller (1987 to June
                                     1992), Comerica Bank.

Thomas R. Johnson..........   50     Executive Vice President (May 1993 to             1992
                                     present), Comerica Incorporated; Executive
                                     Vice President (June 1992 to May 1993),
                                     Comerica Bank; Senior Vice President, (1984
                                     to June 1992), Comerica Incorporated and
                                     Comerica Bank.

John D. Lewis..............   45     Vice Chairman (January 1994 to present and        1988
                                     January 1990 to June 1992), Executive Vice
                                     President (June 1992 to January 1994 and
                                     1988 through 1989), Comerica Incorporated;
                                     Vice

                                                                                    YEAR BECAME
                                                                                     EXECUTIVE
           NAME               AGE           FIVE-YEAR BUSINESS EXPERIENCE             OFFICER
- -----------------------------------------------------------------------------------------------
                                     Chairman (January 1990 to June 1992),
                                     Executive Vice President (1988 through
                                     1989), Comerica Bank.

Paul H. Martzowka..........   54     Executive Vice President and Chief Financial      1992
                                     Officer (June 1992 to present), Comerica
                                     Incorporated and Comerica Bank; Executive
                                     Vice President and Chief Financial Officer
                                     (1990 to June 1992), Executive Vice
                                     President, Chief Financial Officer and
                                     Treasurer (1987 to 1990), Manufacturers
                                     National Corporation; Executive Vice
                                     President and Chief Financial Officer (1987
                                     to June 1992), Manufacturers Bank, N.A.

Edward J. Miller...........   47     Executive Vice President (June 1992 to            1992
                                     present), Comerica Bank; Executive Vice
                                     President (1990 to June 1992), Senior Vice
                                     President (1988 to 1990), Manufacturers
                                     Bank, N.A.

Eugene A. Miller...........   56     Chairman and Chief Executive Officer (June        1978
                                     1993 to Present), President and Chief
                                     Operating Officer (June 1992 to June 1993),
                                     Chairman, President and Chief Executive
                                     Officer (January 1990 to June 1992),
                                     President and Chief Executive Officer
                                     (January 1989 to January 1990), Comerica
                                     Incorporated; Chairman and Chief Executive
                                     Officer (June 1992 to present), Chairman,
                                     President and Chief Executive Officer
                                     (December 1991 to June 1992), Chairman and
                                     Chief Executive Officer (January 1990 to
                                     December 1991), President and Chief
                                     Executive Officer (January 1989 to January
                                     1990), Comerica Bank.

Thomas E. Mines............   45     Senior Vice President and General Auditor         1992
                                     (1987 to present), Comerica Incorporated.

Michael T. Monahan.........   55     President (June 1993 to present), Comerica        1992
                                     Incorporated; President (June 1993 to
                                     present), President and Chief Operating
                                     Officer (June

                                                                                    YEAR BECAME
                                                                                     EXECUTIVE
           NAME               AGE           FIVE-YEAR BUSINESS EXPERIENCE             OFFICER
- -----------------------------------------------------------------------------------------------
                                     1992 to June 1993), Comerica Bank; President
                                     (1990 to June 1992), Vice Chairman (1989 to
                                     1990), Manufacturers National Corporation;
                                     President and Chief Operating Officer (1989
                                     to June 1992), Vice Chairman (1987 to 1989),
                                     Manufacturers Bank, N.A.

David B. Stephens..........   48     Executive Vice President (January 1994 to         1994
                                     present), Senior Vice President (November
                                     1991 to January 1994), Comerica Bank; Senior
                                     Vice President (1983 to November 1991)
                                     Shawmut National Corporation.

Paul D. Tobias.............   43     Executive Vice President (January 1994 to         1992
                                     present), Senior Vice President (October
                                     1990 to January 1994), Comerica
                                     Incorporated; First Vice President (1984 to
                                     October 1990), McDonald & Company
                                     Securities.

David C. White.............   45     President and Chief Executive Officer (April      1992
                                     1992 to present), Comerica Bank-Illinois;
                                     President and Chief Operating Officer (1990
                                     to April 1992), Affiliated Bank; Senior Vice
                                     President (1988 to 1990), Manufacturers
                                     Bank, N.A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Corporation's management knows of no person who, individually or together with associates, owned beneficially five percent or more of the Corporation's Common Stock, its only voting security, as of March 23, 1994.

     The following table shows information concerning beneficial ownership by all Directors and nominees, by each of the Executive Officers named in the Summary Compensation Table below and by all Directors, nominees and Executive Officers as a group, as of March 23, 1994. The number of shares beneficially owned by each Director, nominee or Executive Officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 23, 1994 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares those powers with his or her spouse) with respect to the shares set forth in the following table.

                                                                 AMOUNT AND NATURE      PERCENT
                  NAME OF BENEFICIAL OWNER                    OF BENEFICIAL OWNERSHIP   OF CLASS
- ------------------------------------------------------------------------------------------------
E. Paul Casey................................................           13,574               *
Robert L. Condon.............................................           67,262(1)            *
James F. Cordes..............................................           22,245(2)            *
J. Philip Dinapoli...........................................          229,352(3)            *
Max M. Fisher................................................        1,739,004(4)          1.5%
John D. Lewis................................................           95,290(5)            *
Patricia Shontz Longe, Ph.D..................................            4,860               *
Wayne B. Lyon................................................           16,960               *
Gerald V. MacDonald..........................................           69,500(6)            *
Paul H. Martzowka............................................          127,368(7)            *
Eugene A. Miller.............................................          338,437(8)            *
Michael T. Monahan...........................................          158,304(9)            *
Alfred A. Piergallini........................................            5,000               *
Alan E. Schwartz.............................................           19,920(10)           *
Howard F. Sims...............................................            3,978               *
Directors, nominees and Executive Officers as a group (30
  people)....................................................        3,328,959(11)         2.9%

- -------------------------

* Represents holdings of less than one percent.

 (1) Includes options to purchase 4,500 shares of Common Stock of the Corporation which have been granted to Mr. Condon under the Corporation's Long-Term Incentive Plan. The shares shown for Mr. Condon also include 7,508 shares owned directly or indirectly by his spouse as to which he disclaims beneficial ownership.

 (2) The shares shown for Mr. Cordes include 330 shares held by a general partnership as to which he disclaims beneficial ownership except to the extent of his pecuniary interest in the partnership.

 (3) The shares shown for Mr. DiNapoli include 81,786 shares as to which he disclaims beneficial ownership.

 (4) In addition to the shares shown for Mr. Fisher, members of his family and various trusts for their benefit own 98,162 shares which are not beneficially owned by Mr. Fisher under the rules of the Securities and Exchange Commission. Mr. Fisher's ownership combined with that of these other members of his family totals 1,837,166 shares. Of the 1,739,004 shares Mr. Fisher owns beneficially under the rules of the Securities and Exchange Commission, 441,288 shares are owned by a corporation and 8,164 are owned by two trusts for which

     Mr. Fisher is a trustee. Mr. Fisher shares voting and dispositive powers over these 449,452 shares and disclaims beneficial ownership of them.

 (5) Includes options to purchase 67,690 shares of Common Stock of the Corporation which have been granted to Mr. Lewis under the Corporation's Long-Term Incentive Plan.

 (6) Includes options to purchase 7,500 shares of Common Stock of the Corporation which have been granted to Mr. MacDonald under the Corporation's Long-Term Incentive Plan.

 (7) Includes options to purchase 79,830 shares of Common Stock of the Corporation which have been granted to Mr. Martzowka under the Corporation's Long-Term Incentive Plan and under option plans of Manufacturers National Corporation. Pursuant to the terms of the merger agreement entered into with Manufacturers National Corporation, the Corporation undertook the obligation to issue its stock in satisfaction of options issued under the option plans of Manufacturers National Corporation. The shares shown for Mr. Martzowka also include 6,500 shares owned by his daughter as to which he disclaims beneficial ownership.

 (8) Includes options to purchase 229,356 shares of Common Stock of the Corporation which have been granted to Mr. Miller under the Corporation's Long-Term Incentive Plan. The shares shown for Mr. Miller also include 10,000 shares owned by his spouse as trustee and 776 shares owned in trust for the benefit of his children as to which he disclaims beneficial ownership.

 (9) Includes options to purchase 10,250 shares of Common Stock of the Corporation which have been granted to Mr. Monahan under the Corporation's Long-Term Incentive Plan. The shares shown for Mr. Monahan also include 10,430 shares owned by his spouse as trustee as to which he disclaims beneficial ownership.

(10) The shares shown for Mr. Schwartz include 8,118 shares owned by his spouse as to which he disclaims beneficial ownership.

(11) As of March 23, 1994, Directors, nominees and Executive Officers as a group owned beneficially options to purchase 609,745 shares of Common Stock, which options have been awarded pursuant to the Corporation's Long-Term Incentive Plan and under option plans of Manufacturers National Corporation and are included in the above referenced 3,328,959 shares of Common Stock beneficially owned by all Directors, nominees and Executive Officers. Pursuant to the terms of the merger agreement entered into with Manufacturers National Corporation, the Corporation undertook the obligation to issue its stock in satisfaction of options issued under the option plans of Manufacturers National Corporation.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation received by the Corporation's Chief Executive Officer, former Chief Executive Officer and each of the four remaining Executive Officers of the Corporation who received the highest compensation during the fiscal year ended December 31, 1993. This table summarizes the compensation of these Executive Officers for the last three (3) fiscal years ended December 31, 1993, 1992 and 1991.


                                                 SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                             -----------------------------------------  -----------------------------------
                                                                                AWARDS              PAYOUTS
                                                                        -----------------------   ---------
                                                             OTHER       RESTRICTED   SECURITIES
                                                             ANNUAL        STOCK      UNDERLYING                ALL OTHER
                                      SALARY              COMPENSATION    AWARD(S)     OPTIONS       LTIP      COMPENSATION
    NAME AND PRINCIPAL       FISCAL     (3)      BONUS        (4)        (5)(6)(7)       (8)        PAYOUTS       (4)(9)
        POSITION(1)           YEAR       $         $           $             $            #            $            $
- -----------------------------------------------------------------------------------------------------------------------------
Eugene A. Miller...........   1993    600,000   261,100        27,181            0      27,800         0            46,954(10)
Chairman of the Board and     1992    622,900   450,600         8,534            0      30,000         0               600
Chief Executive Officer,      1991    560,000   312,200                          0      41,252
Comerica Incorporated and
Comerica Bank

Michael T. Monahan.........   1993    485,000   184,700        17,913      453,750      20,000         0               800
President, Comerica           1992    470,000   318,600           n/a            0      21,000         0               600
Incorporated and Comerica     1991    440,000   261,200                          0           0
Bank

John D. Lewis..............   1993    333,000   126,800        14,825      302,500      13,000         0            26,415(11)
Vice Chairman, Comerica       1992    345,700   203,200         5,883            0      13,400         0               600
Incorporated                  1991    300,000   125,500                          0      18,452

Paul H. Martzowka..........   1993    305,000    99,500        12,637            0      10,000         0               800
Executive Vice President      1992    295,000   171,700           n/a            0      12,200         0               600
and Chief Financial           1991    275,000   163,200                          0           0
  Officer, Comerica
Incorporated and Comerica
Bank

Robert L. Condon...........   1993    272,500    88,800        15,051            0       8,000         0             6,040(12)
Executive Vice President,     1992    282,879   153,400         5,744            0      10,000         0               600
Comerica Incorporated         1991    250,000    87,200                          0      12,302

Gerald V. MacDonald(2).....   1993    304,692   130,600        19,885            0           0         0           380,908(13)
Former Chairman of the        1992    566,700   450,600     1,324,235            0      30,000         0         3,000,600
Board and Chief Executive     1991    500,000   296,800                          0           0
Officer, Comerica
Incorporated

- -------------------------

(1) Although Mr. MacDonald, Mr. Monahan and Mr. Martzowka became Executive Officers of the Corporation on June 18, 1992, when the Corporation and Manufacturers National Corporation merged, the Summary Compensation Table includes information on their compensation for the last three years.

(2) Mr. MacDonald ceased to serve as Chairman and Chief Executive Officer of the Corporation on June 30, 1993, and retired from the Corporation effective November 1, 1993.

(3) Base salaries for the named Executive Officers did not change in 1993, while actual amounts paid varied due to a difference in the number of pay periods in 1992 and 1993 and the effect of base salary increases which occurred during 1992.

(4) Pursuant to the transition provisions of the Securities and Exchange Commission's executive compensation disclosure rules for proxy statements, the Corporation has not calculated the amount of Other Annual Compensation or All Other Compensation for any of the named Executive Officers for 1991.

(5) On July 16, 1993, Mr. Monahan received 15,000 shares and Mr. Lewis received 10,000 shares of restricted stock. The closing price of Comerica Incorporated common stock on that date was $30.25 per share.

(6) Restricted stock holdings for the named Executive Officers as of December 31, 1993 are: Mr. Miller, 24,000 shares with a market value of $639,120; Mr. Monahan, 15,000 shares with a market value of $399,450; Mr. Lewis, 14,000 shares with a market value of $372,820; and Mr. Condon, 4,000 shares with a market value of $106,520. The market value is calculated as of December 31, 1993 and does not give effect to the diminution in value due to the restrictions on such stock.

(7) Dividends are payable on restricted stock at the same rate and in the same form in which dividends are payable on all shares of Common Stock.

(8) The Corporation has never granted any SARs.

(9) The amounts for 1993 include an $800 matching contribution to each of the named Executive Officers under the Corporation's 401(k) plan.

(10) Includes a one-time payout for accrued but deferred vacation from previous years of $46,154.

(11) Includes a one-time payout for accrued but deferred vacation from previous years of $25,615.

(12) Includes a one-time payout for accrued but deferred vacation from previous years of $5,240.

(13) Includes a $359,908 payment matching certain of Mr. MacDonald's deferred compensation pursuant to the terms of Manufacturers Executive Incentive Plan described in the section labeled "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" below and $20,200 in fees paid by the Corporation to a trustee for maintaining an irrevocable trust established to hold funds payable to Mr. MacDonald pursuant to the MacDonald Agreement described in the section labeled "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" below.

     The following table provides information on option grants in 1993 to the named Executive Officers.

                     OPTION GRANTS IN LAST FISCAL YEAR (1)



                                                                               POTENTIAL REALIZABLE VALUE AT
                                                                               ASSUMED ANNUAL RATES OF STOCK
                                                                               PRICE APPRECIATION FOR OPTION
                                            INDIVIDUAL GRANTS                             TERM(3)
                             -----------------------------------------------   -----------------------------
                                           PERCENT
                             NUMBER OF     OF TOTAL
                             SECURITIES    OPTIONS
                             UNDERLYING   GRANTED TO   EXERCISE
                              OPTIONS     EMPLOYEES    OR BASE
                              GRANTED     IN FISCAL     PRICE     EXPIRATION
            NAME               (#)(2)        YEAR       ($/SH)       DATE      0%($)    5%($)       10%($)
- ------------------------------------------------------------------------------------------------------------
Eugene A. Miller............   27,800         3.7%      $32.38     2/15/2003     $0    $566,108   $1,434,630
Michael T. Monahan..........   20,000         2.6%      $32.38     2/15/2003     $0    $407,272   $1,032,108
John D. Lewis...............   13,000         1.7%      $32.38     2/15/2003     $0    $264,727   $  670,870
Paul H. Martzowka...........   10,000         1.3%      $32.38     2/15/2003     $0    $203,636   $  516,054
Robert L. Condon............    8,000         1.1%      $32.38     2/15/2003     $0    $162,909   $  412,843
Gerald V. MacDonald.........        0         n/a          n/a           n/a    n/a         n/a          n/a

- -------------------------

(1) The Corporation has never granted any SARs.

(2) This column represents the number of options granted to each named Executive Officer in 1993. These options become exercisable in 25% increments on each anniversary date of the grant, beginning on the first anniversary, January 14, 1994. The option exercise price was set at fair market value on the date of grant.

(3) The dollar amounts under these columns are the result of calculations at 0% and at the potential realizable value under the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. These amounts show potential realizable value of the options at the end of their ten year term and they have not been discounted to reflect the present value of such amounts. The Corporation did not use an alternative formula for a grant date valuation, as the Corporation is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

     The following table provides information on option/SAR exercises in 1993 by the named Executive Officers and the value of such officers' unexercised options at December 31, 1993.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES (1)

                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                             OPTIONS AT FISCAL YEAR-END          FISCAL YEAR-END
                                                             ---------------------------   ---------------------------
                              SHARES ACQUIRED     VALUE          (#)            (#)            ($)            ($)
            NAME              ON EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------------------------------------------------------------------------------------------------------
Eugene A. Miller............         0              0          222,406         50,300        2,931,728         0
Michael T. Monahan..........         0              0            5,250         35,750                0         0
John D. Lewis...............         0              0           64,400         23,050          795,587         0
Paul H. Martzowka...........         0              0           77,330         19,150          960,848         0
Robert L. Condon............         0              0            2,500         15,500                0         0
Gerald V. MacDonald.........         0              0            7,500              0                0         0

- -------------------------

(1) The Corporation has never granted any SARs.

     No table showing awards pursuant to a long-term incentive plan, as defined by the Securities and Exchange Commission, during the last fiscal year is included in this Proxy Statement as no such awards were made during that period.

PENSION PLANS

     Prior to the merger of Manufacturers National Corporation and Comerica Incorporated on June 18, 1992, each corporation maintained its own defined benefit pension plan. Comerica Incorporated maintained the Comerica Incorporated Retirement Plan (the "Comerica Plan") and Manufacturers National Corporation maintained the Manufacturers National Corporation Pension Plan (the "Manufacturers Plan"). Effective December 31, 1993, the Manufacturers Plan merged with the Comerica Plan, and the Comerica Plan was amended in its entirety and restated. The resulting plan which is effective as of January 1, 1994, is referred to hereinafter as the "1994 Pension Plan". Set forth below are the estimated annual benefits payable upon retirement under the formula contained in the 1994 Pension Plan with respect to service after 1993 based on various compensation levels and years of credited service. The amounts shown below are computed without applying the limitations applicable to benefits payable from qualified plans. Such limitations are discussed below.


FINAL AVERAGE
COMPENSATION                 ANNUAL PENSION UNDER 1994 PENSION PLAN BASED ON YEARS OF CREDITED SERVICE
- ------------------------------------------------------------------------------------------------------
                        10 YEARS     15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
                        ---------    ---------     ---------     ---------     ---------     ---------

   $ 100,000           $  14,304     $  21,456     $  28,608     $  35,760     $  42,912     $  47,412
     200,000              30,304        45,456        60,608        75,760        90,912        99,912
     300,000              46,304        69,456        92,608       115,760       138,912       152,412
     400,000              62,304        93,456       124,608       155,760       186,912       204,912
     500,000              78,304       117,456       156,608       195,760       234,912       257,412
     600,000              94,304       141,456       188,608       235,760       282,912       309,912
     700,000             110,304       165,456       220,608       275,760       330,912       362,412
     800,000             126,304       189,456       252,608       315,760       378,912       414,912
     900,000             142,304       213,456       284,608       355,760       426,912       467,412
   1,000,000             158,304       237,456       316,608       395,760       474,912       519,912
   1,100,000             174,304       261,456       348,608       435,760       522,912       572,412
   1,200,000             190,304       285,456       380,608       475,760       570,192       624,912
   1,300,000             206,304       309,456       412,608       515,760       618,912       677,412

     Although the pension of an individual who retires under the 1994 Pension Plan will be computed on the basis of his or her final average compensation at the time he or she retires under the 1994 Pension Plan, the portion of such annual benefit which is attributable to service earned under either the Manufacturers Plan or the Comerica Plan will be determined by reference to the prior plan formula under which the individual earned the service. Set forth below are the estimated annual benefits payable upon retirement under the formulas contained in the Comerica Plan and the

Manufacturers Plan. The amounts shown below are computed without applying the limitations applicable to benefits payable from qualified plans. Such limitations are discussed below.


FINAL AVERAGE COMPENSATION    ANNUAL PENSION UNDER COMERICA PLAN BASED ON YEARS OF CREDITED SERVICE
- ------------------------------------------------------------------------------------------------------
                        10 YEARS      15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
                        ---------     ---------     ---------     ---------     ---------     --------
   $ 100,000           $  16,488     $  24,731     $  32,975     $  41,219     $  49,463     $  57,706
     200,000              33,988        50,981        67,975        84,969       101,963       118,956
     300,000              51,488        77,231       102,975       128,719       154,463       180,206
     400,000              68,988       103,481       137,975       172,469       206,963       241,456
     500,000              86,488       129,731       172,975       216,219       259,463       302,706
     600,000             103,988       155,981       207,975       259,969       311,963       363,956
     700,000             121,488       182,231       242,975       303,719       364,463       425,206
     800,000             138,988       208,481       277,975       347,469       416,963       486,456
     900,000             156,488       234,731       312,975       391,219       469,463       547,706
   1,000,000             173,988       260,981       347,975       434,969       521,963       608,956
   1,100,000             191,488       287,231       382,975       478,719       574,463       670,206
   1,200,000             208,988       313,481       417,975       522,469       626,963       731,456
   1,300,000             226,488       339,731       452,975       566,219       679,463       792,706


FINAL AVERAGE COMPENSATION    ANNUAL PENSION UNDER COMERICA PLAN BASED ON YEARS OF CREDITED SERVICE
- ------------------------------------------------------------------------------------------------------
                        10 YEARS      15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
                        ---------     ---------     ---------     ---------     ---------     --------
   $ 100,000           $  14,850     $  22,274     $  29,699     $  37,124     $  44,549     $  49,549
     200,000              31,516        47,274        63,032        78,791        94,549       104,549
     300,000              48,183        72,274        96,366       120,457       144,549       159,549
     400,000              64,850        97,274       129,699       162,124       194,549       214,549
     500,000              81,516       122,274       163,033       203,791       244,549       269,549
     600,000              98,183       147,274       196,366       245,457       294,549       324,549
     700,000             114,850       172,274       229,699       287,124       344,549       379,549
     800,000             131,516       197,274       263,033       328,791       394,549       434,549
     900,000             148,183       222,274       296,366       370,457       444,549       489,549
   1,000,000             164,850       247,274       329,699       412,124       494,549       544,549
   1,100,000             181,516       272,274       363,033       453,791       544,549       599,549
   1,200,000             198,183       297,274       396,366       495,457       594,549       654,549
   1,300,000             214,850       322,274       429,699       537,124       644,549       709,549

     Annual benefits under the 1994 Pension Plan, the Comerica Plan and the Manufacturers Plan are computed utilizing base salary and bonuses for the year earned as reflected in the Summary Compensation Table.

     The 1994 Pension Plan is a tax-qualified plan. Under the Internal Revenue Code of 1986 (the "Code"), the maximum annual benefit that may be paid under a qualified plan to any participant, including the named Executive Officers, is limited to $118,800. Further, the maximum annual compensation of any participant which may be taken into account in computing benefits under a tax-qualified plan is limited to $150,000. The amount of annual benefits reflected in the foregoing tables in excess of that which may be paid under a tax-qualified plan to any participant, including the named Executive Officers, is paid under non-qualified plans which the Corporation maintains.

     The estimated credited years of service under the 1994 Pension Plan for each of the named Executive Officers are as follows: Eugene A. Miller, 35 years; Michael T. Monahan, 32 years; John D. Lewis, 23 years; Paul H. Martzowka, 30 years; Robert L. Condon, 33 years; and Gerald V. MacDonald, 33 years. Except in the case of Mr. MacDonald, who retired under the Manufacturers Plan in 1993, such credited years of service consist entirely of service earned under either the Comerica Plan or the Manufacturers Plan through 1993 and carried over to the 1994 Pension Plan by reason of the merger of the plans. The credited years of service of Messrs. Miller, Lewis and Condon carried over to the 1994 Pension Plan were earned under the Comerica Plan. The credited years of service of Messrs. Monahan and Martzowka carried over to the 1994 Pension Plan were earned under the Manufacturers Plan. All of Mr. MacDonald's credited years of service were earned under the Manufacturers Plan and none of such service was carried over to the 1994 Pension Plan since he retired under the Manufacturers Plan.

     Under the 1994 Pension Plan, the normal form of pension benefit payable to a participant who is unmarried at the time he or she retires is a straight life annuity, the annual amounts of which are set forth in the tables above. The normal form of pension benefit payable to a participant who is married at the time he or she retires is a joint and 50% survivor annuity, the amount of which is actuarially equivalent to the straight life annuity. The benefits listed in the Pension Plan Tables are not reduced by any social security benefit payable to the participant and assume retirement at age 65.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. Lewis and Mr. Condon each have management continuation contracts with the Corporation which provide benefits to them if termination of employment occurs following a "change in control" of the Corporation (as defined in the contract) and during the term of the contract, unless such termination is because of death, "Disability" or "Retirement," by the Corporation for "Cause" or by the employee other than for "Good Reason" (each as defined in the contract). If Mr. Lewis or Mr. Condon become entitled to receive severance benefits under their management continuation contracts, they will receive: a) a payment equal to 2.99 times their annual base salary, b) the sum of any earned but unpaid incentive compensation plus a pro rata portion of the aggregate value of all contingent incentive compensation awards calculated by assuming that target performances were achieved, c) a cash payment equal to the value of their outstanding stock options, d) legal fees and expenses incurred as the result of the termination and e) a continuation of life, disability, accident and health insurance benefits for 24 months from the date of termination, unless they receive comparable employee benefits during the 24-month period. To the extent any severance benefits or any other benefits paid to Mr. Lewis or Mr. Condon in connection with a change in control (together, the "total payments") would not be deductible by the Corporation as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the severance benefits will be reduced until no portion of the total payments is not deductible or severance benefits are reduced to zero.

     Mr. Monahan and Mr. Martzowka continue to participate in the Manufacturers National Corporation Key Employee Retention Plan (the "Retention Plan"), which provides benefits to them if "termination of employment" occurs within 24 months following a "change in control" of the Corporation (as defined in the plan) or prior to July 1, 1995, whichever is later. If Mr. Monahan or Mr. Martzowka become entitled to receive benefits under the Retention Plan, they will receive:
a) an amount equal to three (3) times their annual base salary in effect on the date of termination, b) an amount equal to three (3) times their actual total incentive compensation averaged over the last three (3) years from the effective date of termination, c) an amount equal to the present value of the amount which would be received under pension plans assuming three (3) additional years of service and compensation, d) an amount equal to their unpaid base salary and accrued vacation through the effective date of termination, e) continuation of welfare benefits for three (3) years after termination unless they are covered for similar benefits from another employer during such three (3) year period and
f), under certain conditions, medical benefits for life. To the extent any severance benefits or other benefits paid to Mr. Monahan or Mr. Martzowka in connection with a change in control result in an excise tax to them under
Section 4999 of the Code, their severance benefits under the Retention Plan are limited to the amount necessary to avoid such excise tax if applying such limit results in a greater net benefit to them than would otherwise be the case had they received full severance benefits and paid the excise tax. The terms of the Retention Plan also allow Mr. Monahan and Mr. Martzowka to elect to receive benefits identical to those contained in the management continuation agreements, outlined above, in lieu of the benefits available under the terms of the Retention Plan.

     The Manufacturers National Corporation Executive Incentive Plan allows former Manufacturers National Corporation ("Manufacturers") employees to receive additional payments from the Corporation upon retirement, disability, death or upon termination pursuant to a "qualifying event" within two years of a "change of control" (both as defined in the plan) if they have elected to defer incentive compensation. This election was available to former Manufacturers employees prior to June 18, 1992, but is not currently available and is not anticipated to be available in the future. Under the plan, an employee who received incentive compensation from Manufacturers (now the Corporation), and deferred payment of that incentive compensation by placing it in an account maintained in the employee's name and invested in variable life insurance contracts, receives the deferred compensation from Manufacturers (now the Corporation) according to the following terms. The employee will receive the amount in the employee's account plus an additional amount equal to: a) upon retirement or upon termination pursuant to a "qualifying event" within two years of a "change of control", the total amount deferred pursuant to elections to defer which became irrevocable more than two (2) years before retirement; b) upon disability, the total amount deferred; or c) upon death prior to retirement or disability, one and one-half (1 1/2) times the total amount deferred. Upon termination by the Corporation other than pursuant to a "qualifying event" within two years of a "change of control", the employee would receive the amount in their account less 10% of the account's earnings, if any. Mr. MacDonald, Mr. Monahan and Mr. Martzowka were eligible to participate in this plan.

     Pursuant to the Agreement and Plan of Merger, dated October 27, 1991, between the Corporation and Manufacturers (the "Merger Agreement"), which was approved by the shareholders of both companies, the Corporation and Mr. MacDonald entered into an Agreement (the "MacDonald Agreement") which superseded Mr. MacDonald's participation in the Key Employee Retention Plan as of June 18, 1992. The MacDonald Agreement provides that Mr. MacDonald would serve as Chairman of the Board and Chief Executive Officer of the Corporation until June 30, 1994 (the "Period of Employment"). Mr. MacDonald had the option of resigning from those positions prior to that date, an option which he exercised by resigning on June 30, 1993.

     Mr. MacDonald's annual base salary pursuant to the MacDonald Agreement equaled the greater of (a) $560,000 or (b) the annual base salary of Mr. Miller, and could be increased annually upon Board review. Annual bonus payments could be made to Mr. MacDonald after taking into account Mr. MacDonald's performance and position as Chairman of the Board and Chief Executive Officer of the Corporation. In addition to in-service employee benefit and executive compensation programs, the MacDonald Agreement provides for lifetime health benefits for Mr. MacDonald and his wife and requires the Corporation to provide Mr. MacDonald with a supplemental pension benefit, pursuant to which payments commenced on November 1, 1993. The actuarial equivalent of the supplemental pension benefit payable pursuant to the MacDonald Agreement is $3,070,000.

     Pursuant to the MacDonald Agreement, the Corporation also made a $3,000,000 contribution (less applicable income taxes which were deposited into a separate account) to an irrevocable trust for the benefit of Mr. MacDonald as of June 18, 1992. See the Summary Compensation Table under "All Other Compensation." Upon Mr. MacDonald's termination of employment with the Corporation, the amount in the trust was paid to him.

     The MacDonald Agreement provides further that Mr. MacDonald will be nominated by the Corporation for a seat on the Board of Directors of the Corporation until he retires from the Board.

     Pursuant to the Merger Agreement, the Corporation and Mr. Miller have entered into an Employment and Continuation Agreement (the "Miller Agreement") which superseded Mr. Miller's then-existing management continuation contract on June 18, 1992. The Miller Agreement provides that Mr. Miller would serve as President and Chief Operating Officer of the Corporation and Chairman of the Board and Chief Executive Officer of Comerica Bank (the "Initial Position") until the earlier of June 30, 1994 or the date on which Mr. MacDonald no longer served as Chairman of the Board and Chief Executive Officer of the Corporation (the "Transition Date"), which occurred on June 30, 1993. From the Transition Date through June 30, 1997 (with automatic renewal every two years until Mr. Miller's 65th birthday, unless a majority of the Corporation's Board votes not to renew), Mr. Miller will serve as Chairman of the Board and Chief Executive Officer of the Corporation (the "Subsequent Position"). For the duration of the Miller Agreement, Mr. Miller will be nominated by the Corporation for a seat on the Board of Directors of the Corporation whenever his then current term as a director expires.

     While employed in either the Initial Position or the Subsequent Position, Mr. Miller will receive base salary, bonus payments, and grants of stock options and restricted stock in amounts to be determined by the terms of the Miller Agreement and the Compensation Committee of the Board commensurate with Mr. Miller's performance and position and with other similarly situated executives in other similarly situated companies.

     If Mr. Miller's employment is terminated by the Corporation other than for "Cause" (as defined in the Miller Agreement), by Mr. Miller for "Good Reason" (as defined in the Miller Agreement), or by reason of the Corporation causing the Miller Agreement to expire prior to Mr. Miller's 65th birthday, Mr. Miller will receive the following principal benefits: (i) twelve quarterly payments (commencing on the date of termination) each equal to the sum of three times his annual base salary (as in effect at the date of termination) plus one times his annual bonus (average of most recent three years) divided by twelve (if Mr. Miller is terminated between the ages of 62 and 65 the amount payable on account of his salary will be pro rated by the time period remaining until he reaches age 65), (ii) acceleration of all outstanding stock options, (iii) vesting of restricted stock grants, (iv) continuation of health and accident insurance for Mr. Miller and his wife for their lifetimes (unless Mr. Miller receives such benefits from another source), (v) continuation of life insurance for three years, and (vi) following the three-year severance payment period, payment under the same form elected under the Comerica Incorporated Retirement Plan and the Comerica Incorporated Excess Benefit Plan of the excess of retirement benefits Mr. Miller would have received under such plans had Mr. Miller been employed until age 65 over the amounts actually received under such plans. The Miller Agreement also provides that if Mr. Miller's employment is terminated for any such reason, the Corporation, subject to the Board's fiduciary duties, will use its best efforts to nominate Mr. Miller to the Board for the remainder of his life or until mandatory retirement age.

     In the event that any payments to Mr. Miller under the Miller Agreement or otherwise made to him are subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code, Mr. Miller will receive a payment so that the amount he receives is equal to the amount he would have received had no excise tax been imposed upon his payments.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All of the members of the Compensation Committee during 1993, Max M. Fisher, Wayne B. Lyon, Alfred A. Piergallini and Alan E. Schwartz, are non-employee directors of the Corporation and none of them are former officers of the Corporation or its subsidiaries. No Executive Officer of the Corporation serves as a member of the board of directors or on the compensation committee of a corporation for which any of the Directors on the Compensation Committee or the Board of Directors of the Corporation is an executive officer.

     Alan E. Schwartz, a director of the Corporation and a member of the Compensation Committee, is a partner in the law firm of Honigman Miller Schwartz and Cohn. The Corporation used the services of this firm during 1993 but has ceased to retain the firm's services except as to the completion of certain matters in 1994. Work done for the Corporation in 1993 accounted for less than one percent (1%) of Honigman Miller Schwartz and Cohn's 1993 revenues.

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Performance Graph and the Report of the Compensation Committee below shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

ROLE OF THE COMPENSATION COMMITTEE

     The Board's Compensation Committee (the "Committee"), composed entirely of non-employee directors, reviews all aspects of the Corporation's executive compensation programs, recommends for Board approval the compensation for Eugene
A. Miller, the Corporation's Chairman and Chief Executive Officer, reviews and approves management's compensation recommendations for all Executive Vice Presidents and above, including the named Executive Officers, and administers the Corporation's Long-Term Incentive Plan.

SIGNIFICANT EVENTS

     The year 1993 brought many significant events for the Corporation. The Corporation moved forward in reviewing the expense targets established for its 1992 merger with Manufacturers National Corporation. This review resulted in a decision early in the second quarter to restructure and to reduce the number of officers in the organization. Also, in March, 1993, Gerald V. MacDonald, the Corporation's former Chairman and Chief Executive Officer, announced his decision to retire approximately one year earlier than expected and Mr. Miller was designated the new Chief Executive Officer.

COMPENSATION PHILOSOPHY

     Following the 1992 merger of the Corporation and Manufacturers National Corporation, the Committee created an integrated compensation program taking into account the historic policies and practices of the merged organizations. The new program, designed to attract, reward and retain superior executive talent, emphasizes performance-based compensation. The principal components of this program are base salaries, annual cash incentive awards and a long-term stock incentive plan. To assist it in preparing peer group analyses and compensation program alternatives, the Committee hired an independent compensation consultant.

     The Corporation's Board of Directors relies on the Chief Executive Officer to provide and execute a successful strategic business vision for the entire organization and to provide effective leadership for its employees.

     In reviewing total compensation levels for all Executive Officers, including Mr. Miller, Mr. MacDonald and the named Executive Officers, the Committee evaluates: (i) the Corporation's performance relative to the top fifty large bank holding companies in the United States (the "performance peer group") and to internally-set performance goals, as discussed below; and (ii) compensation levels relative to a selected group of super-regional bank holding companies located primarily in the Midwest (the "compensation peer group"). Neither the performance peer group nor the compensation peer group are composed entirely of the institutions used in the Keefe 50-Bank Index, the index used in the Corporation's performance graph, below. The fifty large bank holding companies comprising the performance peer group are substantially the same institutions as those used in the Keefe 50-Bank Index, though there are some differences, while the compensation peer group consists of a smaller group of sixteen super-regional financial institutions.

     Mr. Miller's total compensation level must also be within parameters set by the terms of the Miller Agreement, discussed in the section of this Proxy Statement labeled "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" above. However, within those parameters, the Committee establishes Mr. Miller's base salary, bonus payments, and grants of stock options and restricted stock in amounts commensurate with his performance and position.

     Mr. MacDonald's total compensation level was also controlled by the terms of the MacDonald Agreement, discussed in the section of this Proxy Statement labeled "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" above. Mr. MacDonald's annual base salary pursuant to the MacDonald Agreement equaled the greater of (a) $560,000 or (b) the annual base salary of Mr. Miller, and could be increased annually upon Board review. Annual bonus payments could be made to Mr. MacDonald after taking into account Mr. MacDonald's performance and position as Chairman of the Board and Chief Executive Officer of the Corporation.

BASE SALARIES

     In the second quarter of 1993, the Corporation conducted its first review of the competitiveness of the new organization's compensation program. This compensation program review found the Corporation's salaries to be competitive with the median of those of the compensation peer group. Given the desire to achieve expense targets, the reductions in the number of employees, and the competitive position of Comerica's base salaries, management recommended, and the Compensation Committee approved, freezing the base salaries of senior management and granting no merit increases in 1993. Accordingly, there were no base salary increases for the named Executive Officers or Mr. Miller or Mr. MacDonald in 1993.

ANNUAL CASH INCENTIVE PROGRAM

     The Annual Cash Incentive Program provides for awards to Executive Officers generally based on the Corporation's return on equity relative to the performance peer group and return on equity targets approved annually by the Committee. For 1993, the annual management incentive payouts were based on achieving at least a minimum return on equity of 14% and reach a maximum payout at 20% return on equity. These internal targets were established by the Committee prior to the beginning of the year. Mr. Miller's and Mr. MacDonald's awards under the Annual Cash Incentive Program are also subject to the parameters set forth in the Miller Agreement and the MacDonald Agreement, respectively.

     Although not the sole measure, the Committee members believe that return on equity is a very significant measure of corporate performance. Upon establishment of return on equity and the Corporation's position in relation to the performance peer group, the Committee determines a pool of money for distribution. Actual distributions to Mr. Miller and the other Executive Officers as individual program participants are a function of corporate performance and their position in the organization.

     The 1993 annual management incentive payouts for Mr. MacDonald, Mr. Miller and the named Executive Officers were based on a 15.94% return on equity in 1993, placing Comerica in the fourth quintile of the performance peer group. Mr. MacDonald's payout was pro-rated to reflect only the portion of 1993 for which he was actively employed.

     Mr. Miller's 1993 cash bonus under the Annual Cash Incentive Program, when combined with his base salary, yielded total 1993 cash compensation for him slightly below the median for the compensation peer group. The Corporation's performance, as measured by return on equity, was slightly below median for the performance peer group. Mr. MacDonald's total 1993 cash compensation was for a partial year and cannot be compared with the compensation peer group.

LONG-TERM INCENTIVE PLAN

     The Corporation's Long-Term Incentive Plan provides stock awards for key officers (including all of its Executive Officers). The Plan's objective is to align the interests of the Corporation's key officers with those of its shareholders and to encourage long-term strategic planning for the organization by the key officers.

     Awards in 1993 were composed principally of stock option grants having exercise prices equal to the fair market value of the Corporation's Common Stock on the grant date. Because executives receive value from stock option awards only in the event of stock price appreciation, the Committee believes stock options serve as a strong incentive for executive performance. Individual grants are based upon an executive's level of responsibility and contribution to the Corporation and not necessarily upon previous stock option awards. Awards to Mr. Miller are a percentage of his base salary, and are reviewed and approved by the Committee, which may adjust such awards based upon other factors such as corporate and individual performance. The percentage of Mr. Miller's base salary used in determining his stock option awards is determined by the Committee based upon other similarly situated executives in the compensation peer group. The Committee's executive compensation consultant reported that the Corporation's 1993 stock option awards to Mr. Miller and the named Executive Officers ranked below the median of the compensation peer group.

     In determining restricted stock awards, the Committee reviews awards granted to other similarly situated executives in the compensation peer group and does not necessarily consider previous restricted stock awards. Michael T. Monahan, President of the Corporation, and John D. Lewis, Vice Chairman of the Corporation, as key officers of the Corporation, were issued restricted stock in 1993 with a five (5) year cliff vesting schedule. No other restricted stock was issued to Mr. Miller or the other named Executive Officers.

DEFERRED COMPENSATION PROGRAM

     Effective January 1, 1994, the Committee approved implementation of a deferred compensation program. This program allows certain officers, including Mr. Miller and the named Executive Officers, and other eligible employees to defer receipt of compensation until retirement. For 1994, only the annual cash incentive payouts, normally paid in 1995, may be deferred. The deferred compensation will be invested in one or more of seven (7) Ambassador Funds and the earnings will accumulate within the accounts. A "rabbi trust" has been established to protect the plan assets. No employees were eligible to defer any compensation earned in 1993.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Currently, only Mr. Miller's compensation potentially exceeds the limits on tax deductibility established in Section 162(m) of the Internal Revenue Code ("Section 162(m)") for taxable years beginning in 1994. However, some or all of the compensation paid to Mr. Miller is grandfathered pursuant to the Miller Agreement and certain transition rules and thus is not subject to the restrictions on tax deductibility established in Section 162(m). No other Executive Officer of the Corporation currently receives sufficient compensation to require consideration of whether the deductibility of his or her compensation could be affected by Section 162(m).

THE COMPENSATION COMMITTEE

Alan E. Schwartz, Chairman
Max M. Fisher
Wayne B. Lyon
Alfred A. Piergallini

PERFORMANCE GRAPH

     The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      AMONG COMERICA INCORPORATED, KEEFE 50-BANK INDEX, AND S&P 500 INDEX
       (ASSUMES $100 INVESTED ON 12/31/88 AND REINVESTMENT OF DIVIDENDS)

      Measurement Period
    (Fiscal Year Covered)          Comerica          Keefe          S&P 500
1988                                    100.00          100.00          100.00
1989                                       110             119             132
1990                                       102              85             128
1991                                       204             135             166
1992                                       251             172             179
1993                                       217             182             197

TRANSACTIONS OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

     Directors, Director nominees and Executive Officers of the Corporation and individuals named in the beneficial ownership table above, or related entities, were customers of and had transactions (including loans and commitments to lend) with the banking affiliates of the Corporation in the ordinary course of business during 1993. All such loans and commitments were made by such banking affiliates on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collection or present other unfavorable features. Any such loan transaction presently in effect with any Director, nominee, Executive Officer or individual named in the beneficial ownership table, or any related entity, is current as of this date.

     Alan E. Schwartz, a director of the Corporation and a member of the Compensation Committee, is a partner in the law firm of Honigman Miller Schwartz and Cohn. The Corporation used the services of this firm during 1993 but has ceased to retain the firm's services except as to the completion of certain matters in 1994. Work done for the Corporation in 1993 accounted for less than one percent (1%) of Honigman Miller Schwartz and Cohn's 1993 revenues.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under Section 16(a) of the Securities Exchange Act of 1934, the Corporation's Directors, Executive Officers, and ten percent or greater shareholders are required to report their initial ownership of the Corporation's equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established and the Corporation is required to disclose in this proxy statement any failure to file by these dates during 1993. All of the filing requirements were satisfied except that: James F. Cordes, Thomas R. Johnson, Robert A. Herdoiza, Gerald V. MacDonald and Paul D. Tobias each filed one late report reporting one transaction and Richard A. Collister filed one late report reporting three transactions. In making these disclosures, the Corporation has relied solely on written representations of its Directors and Executive Officers and copies of the reports that they have filed with the Securities and Exchange Commission.

INDEPENDENT ACCOUNTANT

     Upon recommendation of the Audit and Legal Committee, the Board of Directors selected Ernst & Young as independent accountants to audit the Corporation's financial statements for 1994. Ernst & Young also audited the Corporation's financial statements for 1993 and 1992. Representatives of the firm will attend the Annual Meeting, will have an opportunity to make a statement, and will be available to answer questions that may be asked by shareholders.

CHANGE IN INDEPENDENT ACCOUNTANT

     KPMG Peat Marwick previously were the principal accountants for the Corporation. On June 19, 1992, the day after the merger of the Corporation and Manufacturers, KPMG Peat Marwick's appointment as principal accountants was terminated and Ernst & Young, principal accountants for Manufacturers, were engaged as principal accountants for the Corporation. The change in principal accountants was recommended by the Audit and Legal Committee and approved by the Board of Directors of the Corporation.

     In connection with the audit of the interim period from December 31, 1991 through June 19, 1992, there were no disagreements with KPMG Peat Marwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their opinion.

     The audit reports of KPMG Peat Marwick on the consolidated financial statements of the Corporation and subsidiaries as of and for the year ended December 31, 1991, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

SHAREHOLDER PROPOSALS

     Any proposal by a shareholder of the Corporation to be considered for inclusion in the Proxy Statement for the 1995 Annual Meeting must be received by Judith C. Lalka Dart, Executive Vice President, General Counsel and Secretary, at Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, by December 13, 1994. Proposals must comply with applicable laws and regulations and should be mailed by certified or registered mail.

ANNUAL REPORT TO SHAREHOLDERS

     The 1993 Annual Report to Shareholders, containing financial statements for the year ended December 31, 1993, and other information concerning the operations of the Corporation, was previously mailed to shareholders and is not to be regarded as proxy soliciting material.

OTHER MATTERS

     The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented upon which a vote properly may be taken, it is intended that shares represented by Proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/Judith C. Lalka Dart

                                   Judith C. Lalka Dart
                                   Executive Vice President, General Counsel and Secretary
Dated: April 15, 1994

- --------------------------------------------------------------------------------

       [COMERICA LOGO]
       Detroit, Michigan

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Richard D. Rohr and David D. Joswick as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Comerica Incorporated held of record by the undersigned on March 23, 1994 at the annual meeting of shareholders to be held on May 20, 1994 and any adjournment thereof.
      --------------------------------------------------------------------

       1. ELECTION OF DIRECTORS            / / WITH authority to vote FOR all    / / WITHHOLD AUTHORITY to vote for
                                               nominees listed below (except         all nominees listed below
                                               as marked to the contrary
                                               below)

        INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

         E. Paul Casey   Max M. Fisher   John D. Lewis   Howard F. Sims

              PLEASE SIGN AND DATE THE REVERSE SIDE BEFORE MAILING
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

      IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED HEREON.
                                                  Please sign exactly as
                                                  name appears at left.
                                                  When shares are held by
                                                  joint tenants, both
                                                  should sign. When
                                                  signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian,
                                                  please give full title
                                                  as such. If a
                                                  corporation, please sign
                                                  in full corporate name
                                                  by President or other
                                                  authorized officer. If a
                                                  partnership, please sign
                                                  in partnership name by
                                                  authorized person.
                                                  Dated:            , 1994
                                                  Signature

                                                  Signature
                                                  if held jointly
      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
      CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
- --------------------------------------------------------------------------------

                                                                 [COMERICA LOGO]
________________________________________________________________________________
Comerica Incorporated



April 15, 1994


Dear Shareholder:

Although you have not yet exchanged your shares of Manufacturers National Corporation Common Stock ("Manufacturers Stock") for shares of Comerica Incorporated Common Stock ("Comerica Stock"), you are entitled to vote your Manufacturers Stock at the Annual Meeting of Shareholders of Comerica Incorporated (the "Corporation") being held on May 20, 1994, or any adjournment thereof. You may attend in person or use the enclosed proxy card to vote your Manufacturers Stock. For further information regarding the Annual Meeting and how to vote your shares, please see the enclosed proxy statement and proxy card.

Please note that the number of shares you are listed as owning on the enclosed proxy card represents the number of shares of Manufacturers Stock which you held of record as of March 23, 1994 on the Corporation's shareholder list. The actual number of shares which will be counted as your vote at the Annual Meeting will be the number on your proxy card adjusted to reflect the exchange rate of Manufacturers Stock for Comerica Stock and the January 4, 1993 Comerica stock split.

On several previous occasions you have been provided with a Letter of Transmittal to be used to exchange your shares of Manufacturers Stock for Comerica Stock. Please follow the instructions on the Letter of Transmittal and exchange your Manufacturers Stock as soon as possible.

No dividends will be disbursed to you until your Manufacturers Stock has been exchanged. No interest will accrue or be paid with respect to those dividends. Notwithstanding that dividends on your unexchanged Manufacturers Stock are not disbursed to you, the dividends will continue to accrue to your account and be reported to taxing authorities and you will be responsible for the payment of taxes thereon, as if the dividends had been disbursed to you.

Thank you for your continued interest in Comerica Incorporated.